As filed with the Securities and Exchange Commission on July 20, 2007

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-0430675
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

539 Bryant Street, Suite 403
San Francisco, California 94107
Telephone: (415) 495-6470
(Address of Principal Executive Offices)

2007 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Jeff Oscodar
Chief Executive Officer
Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, California 94107
Telephone: (415) 495-6470
(Name, Address and telephone number, including area code, of agent for service)

Copy to:

Harvey J. Kesner, Esq.
Haynes & Boone, LLP
153 East 53rd Street
New York, New York 10022
Telephone: (212) 659-7300
Facsimile: (212) 918-8989

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	2,000,000	$1.73(2)	$3,460,000	$106.23

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the 2007 Stock Incentive Plan.

(2)	Pursuant to Rule 457(c) under the Securities Act, calculated upon the basis of the average of the high and low prices as reported on the Nasdaq Capital Market on July 16, 2007.

PART I

INFORMATION REQUIRED IN
THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information concerning the 2007 Incentive Stock Plan (the “Plan”) required by Item 1 of this Registration Statement on Form S-8 (the “Registration Statement”), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8, will be sent or given to persons eligible to participate in the Plan as specified by Rule 428(b)(1) under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, shall furnish to the Securities and Exchange Commission or its staff a copy or copies of documents included in such file. Pursuant to the instructions to Form S-8, these documents are not required to be and are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute part of a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 2. Registrant Information and Employee Plan Annual Information.

Any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and the other documents required to be delivered to employees pursuant to Rule 428(b) will be available without charge to participants in the Plan upon written or oral request by contacting:

Handheld Entertainment, Inc.
539 Bryant Street, Suite 403
San Francisco, CA 94107
Telephone: (415) 240-4136
Attn: William J. Bush

1

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by Handheld Entertainment, Inc. (“Handheld”, “we” or “our”) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed April 2, 2007;

(2)	Current Report on Form 8-K, filed January 18, 2007;

(3)	Current Report on Form 8-K/A, filed January 22, 2007;

(4)	Current Report on Form 8-K, filed January 30, 2007;

(5)	Current Report on Form 8-K, filed February 1, 2007;

(6)	Current Report on Form 8-K, filed February 9, 2007;

(7)	Current Report on Form 8-K/A, filed February 13, 2007;

(8)	Current Report on Form 8-K, filed February 16, 2007;

(9)	Current Report on Form 8-K/A, filed February 20, 2007;

(10)	Current Report on Form 8-K/A, filed March 5, 2007;

(11)	Current Report on Form 8-K, filed March 15, 2007;

(12)	Current Report on Form 8-K, filed March 29, 2007;

(13)	Current Report on Form 8-K, filed April 3, 2007;

(14)	Current Report on Form 8-K, filed April 9, 2007;

(15)	Current Report on Form 8-K, filed April 10, 2007;

(16)	Current Report on Form 8-K/A, filed April 12, 2007;

(17)	Current Report on Form 8-K, filed April 24, 2007;

(18)	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007, filed May 15, 2007;

(19)	Current Report on Form 8-K, filed May 16, 2007;

(20)	Current Report on Form 8-K, filed May 30, 2007;

(21)	Current Report on Form 8-K, filed July 3, 2007; and

(22)	Description of Common Stock in our Registration Statement on Form 8-A, filed August 14, 2006.

In addition, all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents with the Securities and Exchange Commission. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted under Delaware corporate law. Specifically, our directors will not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty by a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which a director derived an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Our Certificate of Incorporation provides that we will, in certain situations, indemnify, to the fullest extent permitted under and in accordance with the laws of the State of Delaware, any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with us against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding. Our directors are and certain other persons may be, subject in each case to certain limitations, entitled to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, the employment agreements to which we are a party provide for indemnification of the employees who are party thereto.

Item 7. Exemption from Registration Claimed

Grants of options, warrants, and restricted securities are awarded to directors, officers, employees and consultants of ours pursuant to the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 8. Exhibits

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Handheld’s Current Report on Form 8-K, filed with the SEC on February 8, 2006)

4.2	Certificate of Amendment to the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Handheld’s Current Report on Form 8-K, filed with the SEC on August 15, 2006)

4.3	By-laws (incorporated herein by reference to Exhibit 3.2 to Handheld’s Current Report on Form 8-K, filed with the SEC on February 8, 2006)

4.4*	Handheld Entertainment, Inc. 2007 Incentive Stock Plan

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

23.2*	Consent of Salberg & Company, P.A.

24*	Powers of Attorney

*	filed herewith.

Item 9. Undertakings

1.	The undersigned Registrant hereby undertakes that it will:

(a)
file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

(b)
for determining liability of the undersigned small business issuer under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering;

(c)	file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

2.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 20 day of July 2007.

HANDHELD ENTERTAINMENT, INC.

By:	/s/ Jeff Oscodar
Jeff Oscodar, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Oscodar as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

By:	/s/ Jeff Oscodar Jeff Oscodar, Director, Chief Executive Officer (principal executive officer)	July 20, 2007

By:	/s/ William J. Bush William J. Bush, Chief Financial Officer (principal financial and accounting officer)	July 20, 2007

By:	/s/ Bill Keating Bill Keating, Chairman	July 20, 2007

By:	/s/s Carl Page Carl Page, Director	July 20, 2007

By:	/s/s David F. Hadley David F. Hadley, Director	July 20, 2007

By:	/s/ Dr. Carl Goldfischer Dr. Carl Goldfischer, MD, Director	July 20, 2007

By:	/s/ Geoff Mulligan Geoff Mulligan, Director	July 20, 2007

By:	/s/ Robert B. Austrian Robert B. Austrian, Director	July 20, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Handheld’s Current Report on Form 8-K, filed with the SEC on February 8, 2006)

4.2	Certificate of Amendment to the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to Handheld’s Current Report on Form 8-K, filed with the SEC on August 15, 2006)

4.3	By-laws (incorporated herein by reference to Exhibit 3.2 to Handheld’s Current Report on Form 8-K, filed with the SEC on February 8, 2006)

4.4*	Handheld Entertainment, Inc. 2007 Incentive Stock Plan

5.1*	Opinion of Haynes and Boone, LLP

23.1*	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

23.2*	Consent of Salberg & Company, P.A.

24*	Powers of Attorney

*	filed herewith.